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                                                                Exhibit (j)(1)

                [Letterhead of Sutherland Asbill & Brennan LLP]

                                April 20, 1999

Board of Directors
GE Investments Funds, Inc.
3003 Summer Street
Stamford, CT 06905

                 RE: GE Investments Funds, Inc.
                     File No. 2-91369
                     ---------------------------

Gentlemen:

         We hereby consent to the reference to our name under the captions "Legal Matters" in the Prospectus and "Legal Counsel" in the Statement of Additional Information filed as part of the Post-Effective Amendment No. 25 to Form N-1A for GE Investments Funds, Inc. (File No. 2-91369). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP

                                    By:  /s/ David S. Goldstein
                                       ------------------------------
                                             David S. Goldstein